EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT




     THIS STOCK PURCHASE AGREEMENT (hereinafter the "Agreement") is made and entered into as of the 14th of February, 2000) by and between the following:

     e-Net Financial.Com Corporation, a Nevada corporation (hereinafter
"E-NET);

     and James M. Cunningham, an individual (hereinafter "Cunningham")Joni Baquerizo, an individual, and The MortgageStore, LLC, a Tennessee corporation, (collectively, hereinafter "SELLING SHAREHOLDERS")


                                   WITNESSETH

     WHEREAS, subject to the terms and conditions of this Agreement, E-NET and SELLING SHAREHOLDERS desire for E-NET to purchase from SELLING SHAREHOLDERS and for SELLING SHAREHOLDERS to sell to E-NET One Thousand Six Hundred (1,600) shares of common stock of LoanNet Mortgage, Inc., a Kentucky corporation (hereinafter "LoanNet"), which shares represent all of the issued and outstanding common stock of LoanNet. Following the closing of this transaction. LoanNet will also have Four Hundred (400) shares of 8% non-cumulative preferred stock issued and outstanding. The preferred stock; which has no conversion rights, is not subject to this transaction and ownership thereof will remain with its existing shareholders; and

     WHEREAS, the Board of Directors of E-NET deems it desirable and in the best interests of e-Net and its stockholders that E-NET purchase an aggregate of One Thousand Six Hundred (1,600) shares of LoanNet from SELLING SHAREHOLDERS in consideration of the issuance by E-NET to SELLING SHAREHOLDERS of Two Hundred Fifty Thousand (250,000) shares of E-NET common stock, such that LoanNet shall become a subsidiary of E-NET; and

     WHEREAS, the Board of Directors of E-NET deems it desirable and in the best interests of E-NET that LoanNet become a subsidiary of (E-NET; and

     WHEREAS, the Board of Directors of E-NET has approved and adopted this Agreement as a plan of reorganization Within the meaning, and subject to the provisions, of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization. and

     WHEREAS, SELLING SHAREHOLDERS have approved and adopted this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of
Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization; and


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     WI3EREAS, E-NET and SELLING SHAREHOLDERS desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of E-NET has approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

     1.1 "Agreement," "E-NET, "SELLING SHAREHOLDERS," "Cunningham" and "LoanNet," respectively, shall have the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

     1.2 "Closing Date" shall mean 10:00 a.m., Pacific Daylight Savings Time, February ____, 2000, at the offices of E-NET, 3200 Bristol Street, Costa Mesa, California 97426, the date on which the parties hereto shall close the transactions contemplated herein.


                                    SECTION 2

                AGREEMENT FOR PURCHASE AND SALE OF LOANNET STOCK
                ------------------------------------------------

     2.1 Substantive Terms of the Purchase and Sale of LoanNet Stock

          (a) SELLING SHAREHOLDERS shall sell and deliver to E-NET One Thousand Six Hundred (1,600) shares of the issued and outstanding common stock of LoanNet in a form enabling E-NET then and there to become the record and beneficial owner thereof.

          (b) Each of SELLING SHAREHOLDERS shall execute an Investment Representation Utter in the form of ExhIbit 2.1(b) attached hereto.

          (c) E-NET shall execute and deliver the Registration Rights Agreement in the form of Exhibit 2.1(c) attached hereto,

     2.2 Issuance of e-Net Common Stock. E-NET shall sell and deliver to SELLING SHAREHOLDERS a total of Two Hundred Fifty Thousand (250,000) shares of E-NET common stock pursuant to an exception from the registration requirements of the Securities Act of 1933, as amended, and from qualification under the California Corporations Code. The number of shares to be issued to each of the SELLING SHAREHOLDERS shall be set forth in Exhibit 2.2 attached hereto.


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



The certificates representing such shares shall bear the following legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Accordingly, no transfer of these securities or any interest therein may be made except pursuant to an effective registration statement under the Act unless the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under the Act."

                                    SECTION 3
                     REPRESENTATIONS AND WARRANTIES OF E-NET
                     ---------------------------------------

     E-NET, in order to induce SELLING SHAREHOLDERS to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to SELLING SHAREHOLDERS as follows:

     3.1 Organization and Qualification. E-NET is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. E-NET is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the fai1ure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of E-Net.

     3.2 Ownership of E-NET. E-NET is authorized to issue two classes of stock of up to 20,000,000 common shares, $.OOl par value per share, and of up to 1,000,000 preferred shares, no par value per share.

     3.3 Authorization and Validity. E-NET has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and shareholders of E-NET have taken all action required by law, its Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of SELLING SHAREHOLDERS, this Agreement is a valid and binding agreement of E-NET.

     3.4 No Defaults. E-NET is not in default under or in violation of any provision of its Articles of Incorporation or bylaws. E-NET is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of E-NET. E-NET is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of E-NET. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result hi a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of E-NET and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5 Proprietary Rights. E-Net owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted, The conduct of business by E-Net does not infringe upon the trademarks or copyrights, of any third party, If such infringement would have a material, adverse effect upon the financial condition or business of E-Net.

     3.6 Books of Account and Reports; Internal Controls.

          (a) The books of account of E-Net accurately reflect in all material respects all of its items of income and expense, all of its assets, liabilities, and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements, In accordance with generally accepted accounting procedures as historically and consistently applied by E-Net. E-NET has accurately prepared and filed, or is currently preparing for filing all reports required by any law or regulation to be filed by it, and it has duly paid or accrued on its books of account all applicable duties and charges due (or assessed against It) pursuant to such reports,

          (b) E-Net has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     3.7 Litigation. There are no actions, suits, proceedings, orders, Investigations, or claims pending or to the knowledge of E-NET threatened against or effecting E-Net at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of E-NET, or which seek to prohibit, restrict, or delay the consummation of the transactions contemplated hereby, except that an investigation is currently pending by the Securities and Exchange Commission. E-Net is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federa, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     3.8 Insurance, E-Net has insurance against losses or damages and other risks in amounts and of a character usually insured against by companies in the same or similar business.

     3.9 Documents. The copies of all agreements and other Instruments that have been delivered by E-Net to SELLING SHAREHOLDERS are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.10 Disclosure. The representations and warranties made by E-NET herein and in any schedule, statement, certificate, or document furnished or to be furnished by E-Net to SELLING SHAREHOLDERS pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue


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



statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                                    SECTION 4

             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS
             ------------------------------------------------------

     SELLING SHAREHOLDERS, in order to induce E-NET to execute this Agreement and to consummate the transactions contemplated herein, represent and warrant to E-Net as follows:

     4.1 Organization and Qualification. LoanNet is a corporation duly organized, validly existing, and in good standing under the laws of the state of Kentucky with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. LoanNet is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of LoanNet.

     4.2 Ownership of LoanNet. LoanNet is authorized to issue two (2) classes of stack of up to One Thousand Six Hundred (1,600) shares, without par value, of common stock and of up to Four Hundred (400) shares, without par value, of 8% non-cumulative preferred stock. At the date hereof, of such authorized share; One Thousand Six Hundred (1,600) shares of common stock and Four Hundred (400) shares of preferred stock have been validly issued and are outstanding, fully paid, and non-assessable, All of the shares of common stock are owned of record and beneficially by SELLING SHAREHOLDERS. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of LoanNet. The shares of preferred stock, which have no conversion rights, are not subject to this transaction and ownershIp thereof will remain with its existing shareholder, The MortgageStore LLC.

     4.3 Validity. SELLING SHAREHOLDERS have the requisite power to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of E-NET, this Agreement Is a valid and binding agreement of SELLING SHAREHOLDERS.

     4.4 Conduct and Transactions of LoanNet. During its current fiscal year, LoanNet conducted its operations in the ordinary course of business, consistent with past practice and used its best efforts to maintain and preserve Its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period LoanNet did not without the prior written consent of E-NET:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distibution of assets to the holders thereof,


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



          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business,

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect of any of its officers or executive employees, except as otherwise disclosed in
     Exhibit 4.4(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.5 Compensation Due Employees. LoanNet will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of LoanNet that have been performed prior to the Closing Date, except as specified on Exhibit 4.6 hereto. On the Closing Date, LoanNet will not have any unfunded, contingent, or other liability under any defined benefits plan or at other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the terminiation of such plan(s) or except as specified on Exhibit 4.5 hereto.

     4.6 Union Agreements and Employment Agreements. LoanNet is not a party to any union agreement or any organized labor dispute. LoanNet does not have any written or verbal employment agreements with any of its employees.

     4.7 contracts and Leases. Except as listed in Exhibit 4.7 hereto, LoanNet is not a party to any written or oral leases, commitments, or any other agreements. On the Closing Dates LoanNet shall have paid or performed in all material respects all obligations required to be paid o performed by it to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

     4.8 Insurance. LoanNet has insurance against losses or damages and other risks in amounts and of a character usually insured against by companies in the same or similar business, a schedule of such insurance being set forth in
Exhibit 4.8 hereto.


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


     4.9 Liabilities. LoanNet does not have any liabilities, except as listed in
Exhibit 4.9 hereto.

     4.10 Proprietary Rights. LoanNet owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by LoanNet does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of LoanNet.

     4.11 Internal Controls.

          (a) There have been no transactions except in accordance with management's general or specific authorization.

          (b) LoanNet has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     4.12 Contracts and Agreements. LoanNet Is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.12 hereto.

     4.13 Minute Books. The minute books of LoanNet contain true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and tree and accurate copies thereof have been delivered to counsel for E-NET. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.14 Litigation. Except as set forth in Exhibit 4.14, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of LoanNet) pending against or affecting LoanNet at law or in equity or before or by any federal, state; municipal, or other governmental department, commission, board, agency, or instrumentality domestic or foreign, nor has any such action, suit, proceeding or investigation been pending or threatened in writing during the 12-month period preceding the date hereof; which, if adversely determined, would materially and adversely affect the financial condition of LoanNet or which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. LoanNet is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.15 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of LoanNet prior to Closing Date shall have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such tax returns shall have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.15, as of the Closing Date, LoanNet shall not have requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. The LoanNet Tax Returns are true and complete in all material respects. No audits by federal or state


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


authorities are currently pending or threatened.

     4.16 No Defaults. LoanNet is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. LoanNet is not in default under or in violation of any material provision of any material indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound, one which any of its properties is subject, if such default would have a material, adverse effect on the financial condition or business of LoanNet. LoanNet is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its property which, if enforced, would have a material, adverse effect on the financial condition or business of LoanNet. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of LoanNet and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement except for the agreements so indicated on Exhibit 4.16.

     4.17 Material Change. Except as disclosed on Exhibit 4.17, there has been no material change in the condition, financial or otherwise, of LoanNet as shown in the LoanNet Tax Returns, except changes occurring in the ordinary course of business, which changes have not materially, adversely affected its organization, business, properties, or financial condition taken.

     4.18 Documents. The copies of all agreements and other instruments that have been delivered by LoanNet to E-NET are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.19 Disclosure. The representations and warranties made by SELLING SHAREHOLDERS herein and in any schedule, statement, certificate, or document furnished or to be furnished by LoanNet and/or SELLING SHAREHOLDERS to E-NET pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


            (The remainder of this page is intentionally left blank)


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                                    SECTION 5

                          INVESTIGATION; PRESS RELEASE
                          ----------------------------

     5.1 Investigation.

          (a) E-NET acknowledges that it has made an investigation of LoanNet, which has included, among other things, the assets, liabilities, and status of business of LoanNet and its cash position, accounts receivable, and liabilities. In the event of termination of this Agreement, E-NET will deliver to SELLING SHAREHOLDERS all documents, work papers, and other materials and all copies thereof obtained by E-NET, or on its behalf; from LoanNet or SELLING SHAREHOLDERS, whether obtained before or after the execution hereof; will not use, directly or indirectly, any confidential information obtained from LoanNet or SELLING SHAREHOLDERS hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to LoanNet or SELLING SHAREHOLDERS except to the extent the same is publicly disclosed by LoanNet or SELLING SHAREHOLDERS.

          (b) Each of SELLING SHAREHOLDERS acknowledges that, collectively, they have made an investigation of E-NET, which has included, among other things, the opportunity of discussions with executive officers of E-NET, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, SELLING SHAREHOLDERS will deliver to E-NET all documents, work papers, and other materials and all copies thereof obtained by him, or on his behalf: from E-NET, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from E-NET hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to E-NET, except to the extent the same is publicly disclosed by E-NET.

          (c) Except in the event that any party hereto discovers in the course of his or its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2 Press Release. E-Net and SELLING SHAREHOLDERS shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the farm and substance of other public disclosures related thereto; provided however, that nothing contained herein shall prohibit either party from making any disclosure that it or its counsel deems necessary.


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


                                    SECTION 6

                                   BROKERAGE
                                   ---------


     6.1 Brokers and Finders. Except as set forth in Exhibit 6.1 hereto, neither E-NET, LoanNet, any of their respective officers directors, employees, or agents, nor SELLING SHAREHOLDERS has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finders fees, or brokerage fees incurred or alleges to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                                    SEC1ION 7



     7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) SELLING SHAREHOlDERS shall have executed and delivered documents to E-Net sufficient then and there to transfer record and beneficial ownership of the One Thousand (1,600) issued and outstanding capital stock of LoanNet to E-NET;

          (b) Each of SELLING SHAREHOLDERS shall have executed an Investment Representation Letter; and

          (e) E-Net shall have delivered Two Hundred Fifty Thousand (250,000) shares of E-Net common stock to SELLING SHAREHOLDERS, in the manner set forth in Exhibit 2.2 attached hereto,

          (d) E-Net shall have executed and delivered a Registration Bights Agreement.

     7.2 LoanNet as a Subsidiary of E-NET. SELLING SHAREHOLDERS acknowledge that, immediately following the Closing Date LoanNet will become a subsidiary of E-Net. Following the Closing Date, Cunningham shall be named a Director of LoanNet and will serve as President of LoanNet. In addition, Cunningham will be name to the Board of Directors of E-NET. Michael Pulfer will serve as Vice President - Production for LoanNet.

                                    SECTION 8

              CONDITIONS PRECEDENT TO E-NET'S OBLIGATIONS TO CLOSE
              ----------------------------------------------------


     The obligations of E-Net to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of SELLING SHAREHOLDERS contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date and SELLING SHAREHOLDERS shall have performed in all material respects all other ob1igations hereunder theretofore to be performed.

     8.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for E-Net.

                                    SECTION 9

       CONDITIONS PRECEDENT TO SELLING SHAREHOLDER'S OBLIGATIONS TO CLOSE
       ------------------------------------------------------------------


     The obligation of SELLING SHAREHOLDERS to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of E-Net contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and E-Net shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2 Resolutions. E-NET shall have furnished SELLING SHAREHOLDERS with a certified copy of us resolutions duly adopted by its board of directors approving this Agreement and the transactions contemplated hereby.

     9.3 Other. The Joint conditions precedent in Section 10 hereof shall have been satisfied.


                                   SECTION 10

                           JOINT CONDITIONS PRECEDENT
                           --------------------------

     The obligations of E-Net and SELLING SHAREHOLDERS to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1 Other Agreements. All of the agreements contemplated by Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed.


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



     10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof; nor shall there be pending or threatened any action in any court am administrative tribunal, which would have the effect of Inhibiting the consummation of the transactions contemplated herein.


                                    SECTION 1

                                 CONFIDENTIALITY
                                 ---------------

     11.1 Each of SELLING SHAREHOLDERS acknowledge that each of them have, and will, acquire information and materials from E-NET and knowledge about the technology, business, products, strategies, customers) clients and suppliers of E-Net and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of E-Net (collectively such acquired information, materials and knowledge are hereinafter referred to as "Confidential Information"). Each of SELLING SHAREHOLDERS covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the E-Net to SELLING SHAREHOLDERS shall remain the property of the disclosing party.

     11.3 Each of SELLING SHAREHOLDERS shall maintain In secrecy all Confidential Information disclosed to it by any or all of the Companies using not less than reasonable care. Each of SELLING SHAREHOLDERS shall not use or displose in any manner to any third party any Confidential Information without the express written consent of the chief executive officer of E-Net unless or until the Confidential Information is:

          (a)  publicly available or otherwise in the public domain; or

          (b)  rightfully obtained by any third party without restriction; or

          (c) disclosed by E-Net without restriction pursuant lo judicial action, or government regulations or other requirements.

     11.4 The obligations of SELLING SHAREHOLDERS under Sections 11.1, 11.2, and
11.3 of this Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date on which SELLING SHAREHOLDERS are no longer affiliated with E-Net or its subsidiaries, except as a shareholder thereof; as to Confidential information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


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



     11.5 Each of SELLING SHAREHOLDERS hereby agrees that they will not intentionally bring into the premises of E-NET, or use in any way for the benefit of either or both of the E-NET or LoanNet, any confidential information that SELLING SHAREHOLDERS have reason to believe is or may be the trade secret or confidential information of a third party.


                                   SECTION 12

                             TERMINATION AND WAIVER
                             ----------------------

     12.1 Termination. This Agreement may be terminated and abandoned on the Closing Date by:

          (a) the mutual consent in writing of the parties hereto;

          (b) the Board of Directors of E-Net if the conditions precedent in Sections 8 and 1O of this Agreement have not been satisfied or waived by the Closing Date; and

          (c) a writing signed by all of the SELLING SHAREHOLDERS if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

     If this Agreement is terminated pursuant, to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by her or it.


                                   SECTION 13

                   NATURE AND SURVIVAL OF REPRESENTATIONS ETC.
                   -------------------------------------------

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of E-NET or SELLING SHAREHOLDERS pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by E-Net or SELLING SHAREHOLDERS in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.




            (The remainder of this page is intentionally left blank)

                                   SECTION 14

                                 MISCELLANEOUS
                                 -------------



     14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if, written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:


        to E-Net:                          E-Net Financial.Com Corporation
                                           Attn: Chief Executive Officer
                                           2lOl Business Center Drive
                                           Suite 115-B
                                           Irvine, California 92612
        to SELLING SHAREHOLDERS:           lames M. Cunningham
                                           c/o LoanNet Mortgage, Inc.
                                           1039 College Street, Suite
                                           Bowling Green, Kentucky 42101

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence. Time shall be of the essence of this Agreement.

     14.3 Costs. Each party will bear the costs and expenses incurred by It in connection with this Agreement and the transactions contemplated hereby.

     14.4 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supe4ffsedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validity executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an origina1 and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     14.7 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorney' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.9 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choIce and has obtained such advice therefrom if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.10 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the Interpretation of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

e-NET FINANCIAL.COM CORPORATION,
a Nevada corporation


by:  /s/  Michael P. Roth
     -------------------------------------
     Michael P. Roth, President


/s/  James M. Cunningham
------------------------------------------
James M. Cunningham on behalf of
Selling Shareholders